EXHIBIT 99.1

                              THACKERAY CORPORATION

                         509 Madison Avenue, Suite 1714
                               New York, NY 10022

               LETTER TO COMMISSION PURSUANT TO TEMPORARY NOTE 3T
               --------------------------------------------------


                                  April 9, 2002



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549-0408

Ladies and Gentlemen:

Pursuant to Temporary Note 3T to Article 3 of Regulation S-X, Thackeray Corporation has obtained a letter of representation from Arthur Andersen LLP ("Andersen") stating that the December 31, 2001 audit was subject to their quality control system for the U.S. accounting and auditing practice to provide reasonable assurance that the engagement was conducted in compliance with professional standards, that there was appropriate continuity of Andersen personnel working on the audit and availability of national office consultation. Availability of personnel at foreign affiliates of Andersen is not relevant to this audit.

Very truly yours,

THACKERAY CORPORATION

/s/ Jules Ross

Jules Ross
Vice President
Finance, Treasurer and Secretary